Chindex International, Inc. Reports Financial Results for Second Quarter and First Half of 2014

BETHESDA, Md., August 11, 2014 /PRNewswire/ — Chindex International, Inc. (NASDAQ: CHDX), an American healthcare company providing premium quality healthcare services in China through the operations of United Family Healthcare (“UFH”), a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights

•	Revenue from healthcare services increased 21% to $55.5 million from $46.0 million in the prior year period.

•	Adjusted EBITDA increased 42% to $10.3 million from $7.3 million in the prior year period.

•	Income from operations decreased 3% to $1.8 million from $1.9 million in the prior year period.

•	Net loss was $693,000, or $(0.04) per diluted share, compared to net loss of $122,000, or $(0.01) per diluted share, in the prior year period.

•	Merger transaction expenses were $2.0 million.

Roberta Lipson, President and CEO of Chindex, commented, “The second quarter was characterized by continued expansion of our network of hospitals and clinics, and broadening of our scope of services. The United Family Healthcare Financial Street Clinic opened in May 2014, representing our first facility in western Beijing. Along with our Haidian hospital, which is currently under construction, this is part of our focused effort to reach more patients in Beijing’s finance and technology centers.”

“Our results this quarter reflect substantial development expenses from these expansion activities as well as expenses related to our pending merger. We are continuing our efforts to strategically expand our network and service scope to bring international-standard, premium healthcare services to more people in China,” concluded Ms. Lipson.

Business Updates

As previously announced, the Company has entered into an amended and restated merger agreement (the “Amended Agreement”) with a buyer consortium (the “Buyer Consortium”) comprised of an affiliate of TPG, an affiliate of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., Ms. Lipson and a merger subsidiary. Pursuant to the Amended Agreement, at the effective time of the merger, the Company will become privately owned and unaffiliated stockholders will be entitled to receive merger consideration of $24.00 per share. As previously announced, the merger is not subject to a financing condition and, assuming the satisfaction of conditions specified in the Amended Agreement, the Company expects the merger to close in the second half of 2014.

Second Quarter 2014 Financial Results

Second quarter 2014 revenue from healthcare services increased 21% to $55.5 million from $46.0 million in the prior year period. These results reflect growth of inpatient and outpatient volume across the United Family Healthcare network as well as increased contributions from the Company’s new facilities in Beijing. Overall, outpatient services contributed 57% of revenue while inpatient services contributed 43%, compared with 58% and 42%, respectively, in the prior year period. By service line, surgical services contributed 22.5%; OB/GYN contributed 13.4%; pediatrics contributed 8.2%; ancillary services, including laboratory, radiology and pharmacy, contributed 27.7%; internal medicine contributed 3.4%; emergency room contributed 2.9%; dental contributed 2.8%; family medicine 2.2% and other clinical service lines contributed 16.9% of revenue.

Operating expenses in the second quarter 2014 increased 22% to $53.6 million from $44.1 million in the prior year period. The increase was primarily driven by salaries, wages and benefits expenses, which increased 15% over the second quarter 2013 from $26.8 million to $30.8 million, and merger transaction expenses of $2.0 million, which include fees for legal and other professional services related to the Company’s pending merger. The increase in salaries, wages and benefits reflects both an increase in headcount to support revenue growth and development activities for new facilities and services and a new government mandate on increased social benefits. Development, pre- and post-opening and start-up expenses were $3 million, the same as in the prior year period. These expenses were driven by development projects, including expansion of the outpatient clinics at Beijing United Family Hospital and construction of new hospitals in Beijing and Qingdao.

Adjusted EBITDA in the second quarter of 2014 increased 42% to $10.3 million, compared to $7.3 million in the prior year period. The Adjusted EBITDA results show continued growth of the Company’s core primary care business as well as growth from recently-expanded surgical services.

Income from operations was $1.8 million, compared to $1.9 million in the prior year period.

The Company recorded a $2.2 million provision for taxes in the second quarter of 2014, compared to the tax provision of $1.7 million in the prior year period. As in past quarters, the current period provision continued to be impacted by a higher tax rate due to losses in development and start-up entities for which the Company cannot currently recognize tax benefits.

Net loss for the quarter ended June 30, 2014 was $693,000, or $(0.04) per diluted share, compared to net loss of $122,000, or $(0.01) per diluted share, in the prior year period. The Company’s minority interest in CML represented a loss of $174,000 during the recent period compared to a loss of $387,000 in the prior year period. For the second quarter of 2014, weighted average diluted shares outstanding were 17.8million.

As of June 30, 2014, the Company had $39.3 million in unrestricted cash and cash equivalents.

First Half 2013 Financial Results

During the first half of 2014, revenue from healthcare services increased 20% to $105.3 million from $87.5 million in the prior year period, reflecting growth of inpatient and outpatient volume across the United Family Healthcare network as well as increased contributions from the Company’s new facilities in Beijing. Outpatient services contributed 58% of revenue and inpatient services contributed 42% of revenue in the first half of 2014,which represents the same distribution as in the first half of 2013.By service line, surgical services contributed 20.6%, OB/GYN contributed 13.8%, pediatrics contributed 9.0%, ancillary services contributed 28.0%, internal medicine contributed 3.3%, emergency room contributed 2.9%, dental contributed 3.0%, family medicine 2.2% and other services contributed 17.2% of revenue.

Operating expenses for the first half of 2014increased 26% to $105.0 million from $83.1 million in the prior year period. Development, pre-opening and start up expenses increased to $7.0 million from $5.4million in the prior year. Income from operations for the first half of 2014 was $374,000, compared to$4.5 million in the prior year period. This decrease largely reflects the $5.3 million in merger transaction expenses incurred in the first half of 2014 as compared to $192,000 in merger transaction expenses in the prior year period. Adjusted EBITDA was approximately $19.4million compared to $14.7 million in the prior year period. The Adjusted EBITDA results show continued growth of the Company’s core primary care business as well as growth from recently-expanded surgical services.

Provision for taxes was $3.8 million, compared to $3.6 million in the prior year period. Net loss was $4.2 million, or $(0.24) per diluted share, compared to net loss of $184,000, or $(0.01) per diluted share, in the first half of 2013. For the first half of 2014ended June 30, 2014, weighted average diluted shares outstanding were 17.8million.

Chindex Medical Limited

For Chindex Medical Limited (CML), a joint venture between Shanghai Fosun Pharmaceutical (Group) Co., Ltd. and Chindex International, Chindex recognized its 30% interest in CML’s net loss using the equity method of accounting since the acquisition of Alma Lasers, Inc. on May 27, 2013.

In the second quarter of 2014, Chindex recognized a loss of $174,000 for its equity interest in CML. For the first half of 2014, the Company recognized a loss of $524,000 million for its equity interest in CML.

The operating results of CML in the first half of 2014 continued to be negatively impacted by the overall slowdown in the capital medical equipment markets in China as a result of restructuring at the Ministry of Finance, uncertainty surrounding proposed reforms and the disruption to normal hospital purchasing activity due to the government campaign to improve compliance in the public hospitals’ purchasing activities.

Non-GAAP Measures

The Company presents Adjusted EBITDA to better illustrate ongoing operational results. Adjusted EBITDA is defined as income (loss) before interest expense, interest and other income, income taxes, depreciation and amortization, and also excludes development, pre-opening and start-up expenses related to new and pending hospitals and clinics and equity in earnings (loss) of unconsolidated affiliate and nonrecurring transaction costs. The Company anticipates recurring development, pre-opening and start-up expense and notes that such expense is a basic element of the long term growth plan. Management believes that providing an Adjusted EBITDA analysis to investors is a helpful metric to better illustrate the Company’s operations, including development plans, and changes in presentation from historical periods. The Company uses Adjusted EBITDA for business planning and other purposes. Other companies may calculate Adjusted EBITDA differently, and therefore Chindex’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of operating performance.

About Chindex International, Inc.

Chindex is an American healthcare company providing premium quality healthcare services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou with a future facility under construction in Qingdao. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With more than thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company’s website at http://www.chindex.com.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, updates and additions to those “Risk Factors” in the Company’s interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Financial Summary Attached

CONTACT: ICR, Inc., Bill Zima, +86-10-6583-7511, +1-646-328-2510

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Healthcare services revenue	$55,453	$45,977	$105,338	$87,542

Operating expenses
Salaries, wages and benefits	30,786	26,834	58,822	49,497
Other operating expenses	6,579	5,642	13,019	11,274
Supplies and purchased medical services	6,970	5,590	12,925	10,555
Bad debt expense	460	1,140	1,574	2,119
Depreciation and amortization	3,410	2,353	6,652	4,655
Lease and rental expense	3,371	2,410	6,636	4,771
Merger transaction expenses	2,035	109	5,336	192

	53,611	44,078	104,964	83,063

Income from operations	1,842	1,899	374	4,479

Other income and (expenses)
Interest income	226	241	451	489
Interest expense	(389)	(226)	(748)	(328)
Equity in loss of unconsolidated affiliate	(174)	(387)	(524)	(1,287)
Miscellaneous income — net	40	39	60	37

Income (loss) before income taxes	1,545	1,566	(387)	3,390
Provision for income taxes	(2,238)	(1,688)	(3,820)	(3,574)

Net loss	$(693)	$(122)	$(4,207)	$(184)

Net loss per common share — basic	$(.04)	$(.01)	$(.24)	$(.01)

Weighted average shares outstanding — basic	17,813,312	16,582,068	17,750,642	16,566,004

Net loss per common share — diluted	$(.04)	$(.01)	$(.24)	$(.01)

Weighted average shares outstanding — diluted	17,813,312	16,582,068	17,750,642	16,566,004

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$39,340	$33,107
Restricted cash	1,272	1,286
Accounts receivable, less allowance for doubtful accounts of $15,775 and $14,338, respectively	24,960	23,041
Receivables from affiliates	1,870	2,897
Inventories of supplies, net	2,975	2,781
Deferred income taxes	5,208	4,763
Other current assets	5,236	3,787

Total current assets	80,861	71,662
Restricted cash and sinking funds	18,391	19,262
Investment in unconsolidated affiliate	33,559	34,178
Property and equipment, net	115,286	113,838
Noncurrent deferred income taxes	905	811
Other assets	4,186	4,817

Total assets	$253,188	$244,568

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$4,336	$3,648
Accounts payable	12,567	11,705
Payable to affiliates	2,746	1,977
Accrued expenses	14,470	17,984
Other current liabilities	14,526	11,408
Income taxes payable	2,821	3,658

Total current liabilities	51,466	50,380
Long-term debt	36,450	26,715
Long-term deferred rent	1,530	1,223
Long-term deferred tax liability	229	231

Total liabilities	89,675	78,549

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 17,100,747 and 16,934,753 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	171	169
Class B stock – 1,162,500 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	12	12
Additional paid-in capital	143,489	140,809
Retained earnings	8,243	12,450
Accumulated other comprehensive income	11,598	12,579

Total stockholders’ equity	163,513	166,019

Total liabilities and stockholders’ equity	$253,188	$244,568

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six months ended June 30,
	2014	2013
OPERATING ACTIVITIES
Net loss	$(4,207)	$(184)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation and amortization	6,652	4,655
Inventory write down	3	10
Provision for doubtful accounts	1,351	2,119
Loss on disposal of property and equipment	9	8
Equity in net loss of unconsolidated affiliate	524	1,287
Deferred income benefit	(589)	(519)
Stock based compensation	2,209	2,234
Foreign exchange loss (gain)	237	(286)
Amortization of debt issuance costs	272	5
Amortization of debt discount	—	124
Changes in operating assets and liabilities:
Accounts receivable	(3,495)	(4,967)
Receivables from affiliates	1,027	(612)
Inventories of supplies	(224)	(425)
Other current assets and other assets	(1,191)	(2,257)
Accounts payable, accrued expenses, other current liabilities
and deferred rent	1,119	(4,232)
Payable to affiliates	769	(12)
Income taxes payable	(807)	(878)

Net cash provided by (used in) operating activities	3,659	(3,930)
INVESTING ACTIVITIES
Purchases of property and equipment	(9,137)	(5,899)

Net cash used in investing activities	(9,137)	(5,899)
FINANCING ACTIVITIES
Restricted cash from IFC RMB loan sinking funds	446	444
Restricted cash from Exim loan	252	—
Proceeds from debt	12,000	11,000
Repayment of debt	(1,469)	(800)
Repurchase of restricted stock for income tax withholding	(355)	(220)
Proceeds from exercise of stock options	828	114

Net cash provided by financing activities	11,702	10,538
Effect of foreign exchange rate changes on cash and cash equivalents	9	(87)

Net increase in cash and cash equivalents	6,233	622
Cash and cash equivalents at beginning of period	33,107	33,184

Cash and cash equivalents at end of period	$39,340	$33,806

Supplemental disclosures of cash flow information:
Cash paid for interest	$387	$57
Cash paid for taxes	$5,197	$5,005
Non-cash investing and financing activities consist of the following:
Change in property and equipment additions included in accounts
payable and payable to affiliates	$(41)	$1,691

The table below reconciles our consolidated net (loss) income to Adjusted EBITDA (in thousands)

	Three months ended
	June 30,		Six months ended June 30,
	2014	2013	2014	2013
Consolidated net loss	($693)	($122)	($4,207)	($184)

Adjustments:
Depreciation and amortization	3,410	2,353	6,652	4,655
Provision for income taxes	2,238	1,688	3,820	3,574
Interest expense	389	226	748	328
Interest and other income, net	-266	-280	-511	-526
Development, pre-opening and start-up expense	3,049	2,895	7,003	5,360
Equity in loss of unconsolidated affiliate	174	387	524	1,287
Nonrecurring transactions costs	2,035	109	5,336	192

Subtotal – Adjustments	11,029	7,378	23,572	14,870

Adjusted EBITDA	$10,336	$7,256	$19,365	$14,686